Exhibit 10.33

Equity Transfer Supplemental Agreement

Execution Date: March 15, 2019
Party A:
Heilongjiang Xinda Enterprise Group Company Limited, a limited liability company duly incorporated and validly existing in accordance with the laws of the People’s Republic of China (“China”, for the purposes of this agreement only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), with its registered address at No. 9 Dalian North Road, Haping Road Centralized Park, Harbin Economic Development Zone:

Party B:
Gao Xiaohui, a Chinese citizen (“China”, for the purposes of this agreement only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan), with the ID number of 130403197902151214, and the resident address at Room 902, Unit 1, No. 33 Building, No. 872 Tong’an Road, Laoshan District, Qingdao, Shandong Province:

Whereas
(1)
The parties entered into an Equity Transfer Agreement of Heilongjiang Xinda Enterprise Group Shanghai New Materials Sales Co., Ltd. (the “Original Agreement”) on December 18, 2018 in Pingfang District, Harbin, China.

(2)
The Original Agreement stipulates that “the Transferee shall pay the Transferor a one-off payment of the equity transfer price as stipulated in Article 1.1 hereof within 90 working days after the signing of the agreement”, which may cause inconvenience or controversy to the parties without providing a specific date.

Whereas, the parties, through friendly consultations, reach the following terms:
Article 1	Both parties confirm that, Party B shall pay Party A a one-off payment of RMB 50 million yuan of equity transfer price before April 15, 2019.
Article 2
Both parties confirm that, before the end of the second quarter of 2019, Heilongjiang Xinda Enterprise Group (Shanghai) New Materials Research and Development Co., Ltd., which is indirectly controlled by Party B, shall return 50% of the down payment Party A made for the property of the No. [26] Building, Shanghai Caohejing Cambridge Business Oasis Phase II, of RMB [108,287,960.00] yuan (RMB [one hundred and eight million two hundred and eighty seven thousand nine hundred and sixty] yuan) to Party A, and Party A shall cooperate with Heilongjiang Xinda Enterprise Group (Shanghai) New Materials Research and Development Co., Ltd. in related deed matters.

Article 3	This Supplemental Agreement shall come into effect on the date of signing by both parties and shall have the same legal effect as the Original Agreement.
Article 4	This Supplemental Agreement is made in Chinese, in duplicate, with each party holding one copy, and each copy shall have the same effect.
IN WITNESS WHEREOF, this Equity Transfer Supplemental Agreement has been duly executed by the legal authorized representatives of the following signatories on the date first written above.
Party A:
Heilongjiang Xinda Enterprise Group Company Limited

Party B:
Gao Xiaohui
Signature: